Exhibit 99.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

AMONG

BUSINESS TELEMETRY, INC.

KENNETH S. FORBES, III, AS REPRESENTATIVE

THE SHAREHOLDERS OF BUSINESS TELEMETRY, INC.

AND

RAINMAKER SYSTEMS, INC.

Dated May 12, 2006

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TABLE OF CONTENTS

(continued)

EXHIBITS AND SCHEDULES

Exhibit A	- Assets
Exhibit B	- Excluded Assets
Exhibit C	- Escrow Agreement
Exhibit D	- Insider Trading Policy
Exhibit E	- Shareholders’ Pro Rata Interest for Section 7(c)(iii)
Exhibit F	- Employment Agreements
Exhibit G	- Loss Certificate

Schedule 5(d)	- Liens
Schedule 5(g)	- Financial Reports
Schedule 5(h)	- Litigation
Schedule 5(k)	- Taxes
Schedule 5(o)	- Employment Plans
Schedule 5(q)	- Intellectual Property
Schedule 5(r)	- Brokers and Finders Fees
Schedule 5(t)	- Contract Issues
Schedule 5(u)	- No Prepaid Expenses
Schedule 6(f)	- Litigation

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made this 12th day of May 2006 (the “Closing Date”), by and among Business Telemetry, Inc. (d/b/a Metrics Corporation), a California corporation (“Seller”), Kenneth S. Forbes, III, as representative of the Shareholders (the “Representative”), the individuals listed on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”) and Rainmaker Systems, Inc., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is engaged in the business of providing software to business users for collecting, monitoring and publishing applicable performance metrics (the “Business”);

WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign and transfer to Buyer, certain of the assets of Seller in consideration for the purchase price, and upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Shareholders are the beneficial owners of Seller and have approved the sale of the Assets (as hereinafter defined) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Sale and Transfer of Assets. On the Closing Date, subject to the terms and conditions hereinafter set forth, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the right, title and interest of Seller in and to all of its assets, other than the Excluded Assets (as defined below) (such assets, other than the Excluded Assets, are hereinafter collectively referred to as the “Assets”), including, without limitation:

(a) the software product commonly referred to as “Metrics Portal”, as further described on Exhibit A;

(b) the customer contracts relating to the Business identified on Exhibit A;

(c) all Intellectual Property rights associated with the foregoing, and any licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions. For purposes of this Agreement, “Intellectual Property” shall mean any of the following: (1) U.S. and non-U.S. patents, and applications for either; (2) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (3) registered and unregistered copyrights and mask works, and applications for registration of either; (4) internet domain names, applications and reservations therefor, uniform resource locators (“URLs”) and the corresponding Internet sites (collectively, the “Sites”); (5) trade secrets and proprietary information not otherwise listed in (1) through (4) above, including unpatented inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (6) any good will associated with any of the foregoing.

Notwithstanding anything to the contrary contained herein, it is understood that Seller is not selling and Buyer is not buying (i) any real property or leasehold interests or leasehold improvements in real property of Seller; (ii) the minute books, stock record books, stock ledgers and tax records of Seller; and (iii) any assets of Seller set forth on Exhibit B (collectively, the “Excluded Assets”).

2. Purchase Price, Escrow.

(a) In full consideration for the purchase by Buyer of the Assets, Buyer shall: (i) cause to be issued to Seller 158,480 unregistered shares of Buyer common stock, par value $0.001 (the “Buyer Shares”).

(b) At the Closing Date, Buyer shall deliver twenty percent (20%) of the Buyer Shares (the “Escrow Fund”) to The Bank of New York Trust Company, N.A., as escrow agent (the “Escrow Agent”), which shall be held in escrow (the “Escrow”) subject to the escrow agreement attached hereto as Exhibit C (the “Escrow Agreement”) for the purposes of securing the Seller’s and the Shareholders’ indemnity obligations under this Agreement. Buyer Shares deposited into the Escrow Fund shall be deducted from the number of shares of Buyer Shares otherwise deliverable to Seller as set forth in Section 2(a) above. Subject to and in accordance with the terms of the Escrow Agreement, twelve (12) months following the Closing Date (or, if such date is not on a Business Day, the first Business Day thereafter), the Escrow Agent may deliver all Buyer Shares remaining in the Escrow Fund to the Seller. Subject to and in accordance with the terms of the Escrow Agreement, the Escrow Agent may withhold from such delivery (i) the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to the Seller as described above promptly upon resolution of such dispute, (ii) up to 15,848 Buyer Shares if, on the date which is twelve (12) months following the Closing Date, Kenneth S. Forbes, III is not then an employee of Buyer (other than as a result of (A) termination of his employment by Buyer without “Cause”, as defined in said employee’s employment agreement or (B) termination of his employment by said employee due to “Constructive Termination”, as defined in said employee’s employment agreement) and (iii) up to 15,848 Buyer Shares if, on the date which is twelve (12) months following the Closing Date, William Davidheiser is not then an employee of Buyer (other than as a result of (A) termination of his employment by Buyer without “Cause”, as defined in said employee’s employment agreement or (B) “Constructive Termination”, as defined in said employee’s employment agreement). For purposes of this Agreement, “Business Day” means shall mean any day, other than a Saturday, Sunday or a day on which banks located in San Francisco, California, shall be authorized or required by law to close.

3. Lock-Up; Securities Laws Restrictions; Legend.

(a) The Seller and each Shareholder agree that the Buyer Shares delivered to Seller at Closing (the “Delivered Shares”) shall only be sold, transferred, pledged, assigned, disposed of or encumbered in accordance with the following:

(i) One hundred percent (100%) of the Delivered Shares may not be sold, transferred, pledged, assigned, disposed of or encumbered for ninety (90) days after the Closing Date;

(ii) Twenty-five percent (25%) of the Delivered Shares, may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing ninety-one (91) days after the Closing Date;

(iii) An additional twenty-five percent (25%) of the Delivered Shares, may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing one hundred eighty-one (181) days after the Closing Date;

(iv) An additional twenty-five percent (25%) of the Delivered Shares, may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing two hundred seventy-one (271) days after the Closing Date; and

(v) The final twenty-five percent (25%) of the Delivered Shares, may be sold, transferred, pledged, assigned, disposed of or encumbered on the date commencing three hundred sixty-six (366) days after the Closing Date.

Buyer Shares subject to the Escrow may not be sold, transferred, pledged, assigned, disposed of or encumbered until such time as they are delivered to the Seller in accordance with the Escrow Agreement, at which time they may be sold, transferred, pledged, assigned, disposed of or encumbered.

(b) Notwithstanding the preceding Section 3(a), (i) the Seller and each Shareholder agree that all sales, transfers, pledges, assignments, disposals or encumbrances of Buyer Shares shall be effected in compliance with all applicable federal and state securities laws and (ii) the Seller may distribute Buyer Shares to the Shareholders upon a dissolution of the Seller under and in accordance with the California Corporations Code or otherwise as permitted by applicable law (for the avoidance of doubt, the parties understand and agree that upon any such distribution the Shareholders shall remain bound by the provisions of this Section 3). In addition, the Seller and each Shareholder agree to be bound by the Insider Trading Policy of Rainmaker Systems, Inc., a copy of which is attached hereto as Exhibit D.

(c) Upon issuance at Closing, each certificate representing Buyer Shares shall bear a legend stating:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A

REGISTRATION STATEMENT COVERING SUCH SALE AND TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL LOCK-UP PERIOD PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT AMONG THE ISSUER, BUSINESS TELEMETRY, INC. AND THE SHAREHOLDERS PARTY THERETO. IN ACCORDANCE WITH AND SUBJECT TO SUCH LOCK-UP PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, DISPOSED OF, ENCUMBERED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER, PLEDGE, DISPOSAL, ENCUMBRANCE OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WITH RESPECT TO SUCH SECURITIES THAT ARE NO LONGER BOUND BY THE LOCK-UP PERIOD.”

4. Assumption of Liabilities.

(a) Without limiting Section 4(b) below, the Parties agree and acknowledge that prior to the Closing Date, Seller will pay or reserve against the following liabilities: (i) fees of Michael F. Brandis, Esq.; (ii) miscellaneous costs and expenses incurred by Seller and Shareholders in connection with the transactions hereunder and (iii) Seller’s line of credit with Wells Fargo Bank, N.A.

(b) Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer shall not assume and shall not be liable for any liabilities and obligations of Seller, the Shareholders or the conduct of the Business by Seller of whatever nature whether presently in existence or arising hereafter. All such liabilities and obligations shall be retained by and remain liabilities and obligations of Seller (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, Buyer shall not assume and shall not be liable for any of the following liabilities or obligations of Seller or the Shareholders: (i) any and all taxes levied by and owing to any foreign, federal, state or local taxing authority with respect to the ownership or use of the Assets by Seller or the conduct of the Business by Seller; (ii) any liabilities or obligations related to the Excluded Assets or which are not directly incident to or arising out of or incurred with respect to the Business; (iii) all lawsuits, claims and other liabilities or obligations arising in connection with all actions, suits, claims, investigations or proceedings to the extent relating to the conduct of the Business by Seller or the ownership of the Assets by Seller; (iv) all liabilities or obligations relating to the employment, failure to employ or termination of employment of any individual with respect to the Business by Seller or relating to or under any labor agreements or employee benefit or compensation arrangements, plans, programs, policies, practices or agreements, including, without limitation, severance or accrued vacation pay, of Seller or for the benefit of employees of Seller; (v) any liability arising under Environmental Laws (as such term is defined in Section 5(j) hereof) with respect to the conduct of the Business by Seller; (vi) any indebtedness for borrowed money or otherwise of Seller or the

Shareholders; (vii) any amounts payable to Seller’s affiliates; or (viii) any workers’ compensation claims relating to employees of Seller. Notwithstanding the foregoing, the foregoing is not intended to apply to the Shareholders in their capacities as officers or employees of the Buyer to the extent they are entitled to indemnification in such capacities.

5. Representations and Warranties of Seller and Shareholders. As of the Closing Date, Seller and each Shareholder jointly and severally represent and warrant to Buyer as follows:

(a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the full power and authority to own its properties, to carry on its business as presently conducted and to sell and convey the Assets to Buyer.

(b) Execution and Effect of Agreement. Seller and each Shareholder has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Seller’s and each Shareholder’s obligations hereunder have been duly authorized by all necessary action on the part of Seller and each Shareholder. This Agreement has been duly executed and delivered by Seller and each Shareholder and constitutes the legal, valid and binding obligation of Seller and each Shareholder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (the “Enforceability Exceptions”).

(c) No Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provision of Seller’s Articles of Incorporation or Bylaws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which Seller or any Shareholder is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or, any law, rule or regulation applicable to Seller or any Shareholder, nor will the same result in the creation of any Liens (as such term is defined in Section 5(d) hereof) upon any of the Assets.

(d) Title to Assets. Seller is the owner of the Assets, and, by the execution and delivery on the Closing Date of the instruments of transfer provided for herein, Buyer will be vested with good, valid and marketable title to each of the Assets, free and clear of all liens, mortgages, pledges, imperfections of title, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever (collectively, “Liens”). Except as set forth on Schedule 5(d) hereto, there are no Liens on any of the Assets as of the Closing Date.

(e) Absence of Certain Changes or Events. Since December 31, 2005, there has not been: (i) any event or circumstance which is reasonably likely to have a material adverse effect on the Assets (a “Material Adverse Effect”), (ii) any damage, destruction, or casualty loss, whether or not covered by insurance, to any Assets, (iii) any disposition or use of the Assets by Seller other than in the ordinary course of business consistent with past practice, or (iv) any Lien created on any Asset, other than the Liens referenced on Schedule 5(d) hereto.

(f) Compliance with Laws. The Business has been conducted, and is presently being conducted, in compliance with all applicable requirements of laws, ordinances, regulations and rules and all applicable requirements of governmental bodies and agencies having jurisdiction over Seller, except for such non-compliance as is not reasonably likely to have a Material Adverse Effect.

(g) Financial Reports. Attached as Schedule 5(g) are, with respect to the Assets, certain financial reports and/or customer information, including, without limitation, unaudited financial information of Seller, previously delivered to Buyer, all of which are true and correct in all material respects. There are no material inaccuracies, undisclosed liabilities or discrepancies contained or reflected therein. Any financial or other projections delivered to Buyer referred to in this Section 5(g) represent the Seller’s and the Shareholders’ estimates and assumptions as to future performance, which the Seller and the Shareholders believe to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions and with the same availability of the equivalent expertise and effort.

(h) Litigation; Consents. Except as set forth on Schedule 5(h) hereto, there is no action, suit, litigation, administrative or arbitration proceeding or formal governmental inquiry or investigation pending or, to the knowledge of Seller or the Shareholders, threatened against Seller or any Shareholder with respect to the Assets or the Business or which seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the transactions contemplated hereby. Neither Seller nor any Shareholder is in violation of any term of any judgment, decree, injunction or order entered by any court or governmental authority and outstanding against it relating to or with respect to the Business or any Asset. Except as set forth on Schedule 5(h) hereto, no consent, approval or authorization of or filing with any governmental authority or other third party on the part of Seller or any Shareholder is required in connection with the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(i) Employees. There are no pending or threatened strikes, work stoppages, slowdowns, grievances or other labor disputes with respect to individuals employed by Seller in connection with the Business. There are no pending or threatened complaints or charges with any federal, state or local governmental agency or court with respect to any individual or group of individuals employed by Seller in connection with the Business alleging employment discrimination, wrongful termination, any unfair labor practice charges or any other employment-related claim. No individuals employed by Seller in connection with the Business are represented by any labor organization with respect to their employment by Seller, and no group of such individuals or labor organization with respect to such individuals have made a demand for recognition or have filed a petition seeking a representation proceeding with the National Labor Relations Board within the past two years.

(j) Environmental Matters. To the knowledge of the employees, officers and directors of Seller, the operations of the Business are in compliance in all material respects with all applicable federal, state, local or other governmental statutes, codes, rules, regulations, ordinances, decrees, orders or other requirements of law relating to the protection of human health and safety or the environment (collectively, “Environmental Laws”) and all permits issued pursuant to Environmental Laws.

(k) Taxes. Except as set forth on Schedule 5(k) hereto, Seller has accurately prepared and duly and timely filed all tax returns required to be filed by Seller or on behalf of Seller on or prior to the date hereof. Except as set forth on Schedule 5(k) hereto, all taxes owed by or with respect to Seller (whether or not shown on any tax return) have been paid in full. The Seller is not currently the beneficiary of any extension of time within which to file any tax return. Except as set forth on Schedule 5(k) hereto, no deficiencies for any taxes have been asserted or assessed against Seller which remains unpaid. There are no tax Liens upon any of the Assets of Seller. All amounts required to be withheld by Seller (including from employees of Seller for income taxes, social security and other payroll taxes) have been collected and withheld and have been paid to the respective governmental agencies. None of the Assets is treated as being owned by a person other than Seller for tax purposes.

For purposes of this Agreement, the term (i) ”tax” shall mean all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, excise, value added, real or personal property, withholding, asset, sales, use, license, payroll, transaction, capital, business, corporation, employment, net worth and franchise taxes, or other governmental taxes imposed by or payable to the United States of America or any State, local or foreign governmental entity, whether computed on a separate, consolidated, unitary, combined or any other basis, including liability arising as a transferee or successor-in-interest; and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax; and (ii) ”tax return” shall mean any return, declaration, report, claim for refund, information return or statement relating to taxes, including any schedules or attachments thereto, and including any amendment thereof.

(l) Permits and Approvals. Except as set forth on Schedule 5(l) hereto, Seller has all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (collectively, the “Permits”) necessary or required for the conduct of the Business as presently conducted by Seller. Within the past eighteen months, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any governmental entity, which violation has not been corrected or otherwise settled, alleging (i) any violation of any Permit or (ii) that Seller requires any Permit not currently held by Seller.

(m) Inventory. Seller has no inventory.

(n) Fixed Assets. Fixed assets are not intended to be transferred as part of the Assets hereunder.

(o) Employee Benefit Plans. Set forth in Schedule 5(o) is an accurate and complete list of each domestic and foreign employee benefit plan, within the meaning of Section

3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”), whether or not subject to ERISA, and each stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation or fringe benefit plan, program, arrangement, agreement or commitment (whether written or oral) maintained by the Seller or any affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 5(o), any predecessors to the Seller or its affiliates and all employers (whether or not incorporated) that would be treated together with the Seller, any such affiliate and/or the Shareholders as a single employer within the meaning of Section 414 of the Internal Revenue Code (the “Code”) or to which the Seller or any affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the “Employee Benefit Plans”). Seller does not maintain, sponsor or contribute to or have liability in respect of and has not maintained, sponsored or contributed to, or had any liability with respect to and does not have any obligation to maintain, sponsor or contribute to any Employee Benefit Plan.

(p) Investment. Seller and each Shareholder (a) understands that the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Buyer Shares solely for their own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer, including, without limitation, Buyer’s Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission (the “SEC”) and each other current or periodic report filed with the SEC since December 31, 2005 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding the Buyer Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, (f) was at no time presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to Buyer or any investment in the Buyer Shares and (g) is an “accredited investor” for purposes of the Securities Act and any applicable state securities laws, or has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

(q) Intellectual Property. Schedule 5(q) sets forth each and every item of Intellectual Property owned by the Seller included in the Assets, except that (1) copyrights which are not the subject of a registration or application therefor, and (2) items included in subsection (5) of the definition of Intellectual Property contained in Section 1(c) herein, shall be listed only if they are material to the Assets.

(i) Additionally, Schedule 5(q) sets forth each and every item of Intellectual Property included in the Assets that is licensed by the Seller as licensor together with the (i) owner, (ii) the licensee, (iii) the jurisdiction(s) where licensed for use, (iv) the royalty or other fees payable by the licensee, and (v) the license agreement, listed by date of earliest expiry, with respect to each such item.

(ii) Additionally, Schedule 5(q) sets forth each and every license or other agreement by which the Seller has obtained rights with respect to any Intellectual Property included in the Assets (other than licenses arising from the purchase or other lawful acquisition or use of standard “off the shelf” products), together with the (i) identity of the licensor, (ii) the type of rights licensed, (iii) the Intellectual Property licensed, (iv) the royalty or other fees payable by the Seller and (v) the license agreement listed by date of earliest expiry.

(iii) The Intellectual Property and rights under licenses and agreements set forth on Schedule 5(q) includes all Intellectual Property rights necessary or material to the Assets on the Closing Date other than “off the shelf” products and, other than “off the shelf” products, the Seller uses no Intellectual Property included in the Assets which is not owned by the Seller or licensed under an agreement listed on Schedule 5(q). The Assets or the Seller’s use thereof do not violate, infringe, misappropriate or misuse any Intellectual Property rights.

(iv) Except as is set forth on Schedule 5(q), each item of Intellectual Property included in the Assets listed on Schedule 5(q), that is shown on said Schedule as registered, filed, issued or applied by, for, or on behalf of Seller, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in the various jurisdictions (national and local) indicated on such Schedule, and except as set forth on such Schedule, each such registration, filing, application and/or issuance (a) has not been abandoned, canceled or otherwise transferred or assigned, (b) has been maintained effective by all requisite filings, renewals and payments, and (c) remains in full force and effect as of the Closing Date. Except as set forth on Schedule 5(q), there are no actions that must be taken or payments that must be made by the Seller or Buyer with respect to each such registration, filing, application and/or issuance within one hundred and eighty (180) days following the Closing Date that, if not taken, would adversely affect the applicable Intellectual Property or the right of the Seller or Buyer to use same as and where used as of the Closing Date. Except for “off the shelf” products or the Intellectual Property listed under Section 5(q)(ii) above, the Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property set forth on Schedule 5(q).

(v) Copies of all items of Seller’s Intellectual Property included in the Assets which have been reduced to writing or other tangible form have been delivered by the Seller to Buyer (including true and complete copies of all related licenses, and amendments and modifications thereto) or, in the case of “off-the-shelf products”, are otherwise referenced in Schedule 5(q).

(vi) With respect to each item of Intellectual Property listed on Schedule 5(q), no notice of a material default of a license has been sent or received by the Seller which default remains uncured, and the execution, delivery or performance of the Seller’s obligations hereunder and under the other instruments and agreements to be executed and delivered as contemplated hereby will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Seller and the relevant other parties thereto, enforceable in accordance with the terms thereof and the transactions contemplated by this Agreement will not breach the terms thereof.

(vii) Except as set forth on Schedule 5(q), the Seller has not received any notice of any claim, or a threat of any claim, from any third party, and no third party claims are pending (i) challenging the right of the Seller to use any Intellectual Property included in the Assets or alleging any violation, infringement, misuse or misappropriation by the Seller of such Intellectual Property or indicating that the failure to take a license would result in any such claim, or (ii) challenging the ownership rights of the Seller in any such Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, or other infirmity of any such Intellectual Property.

(viii) Except as set forth on Schedule 5(q), the Seller has not made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee, consultant, or contractor or former employee, consultant, or contractor of the Seller) of the Seller’s rights to, or in connection with, any Intellectual Property included in the Assets. Except as set forth on Schedule 5(q), the Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any such Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

(ix) With respect to consultants, contractors and employees (collectively, “Workers”) who contributed to the creation or development of Seller’s Intellectual Property included in the Assets the Seller has secured valid written assignments from all such Workers of the rights to such contributions that the Seller does not already own by operation of law.

(x) Except as set forth on Schedule 5(q), the Seller has taken all necessary and reasonable steps to protect and preserve the confidentiality of all the Seller’s trade secrets (and other proprietary and confidential information) included in the Assets, including know-how, source codes, databases, data collections, customer lists, schematics, ideas, algorithms and processes. To the knowledge of the Seller or the Shareholders, the Seller has not breached any agreements of non-disclosure or confidentiality and is not currently alleged or claimed to have done so.

(r) Brokers and Finders Fees. Except as set forth on Schedule 5(r), no person is or will be entitled to any brokerage commissions or finder’s fees in connection with the transactions described in this Agreement as a result of any action taken by Seller or any Shareholder other than brokerage commissions that may result from the disposition by any Shareholder of the Buyer Shares in accordance with this Agreement.

(s) Disclosure. None of this Agreement, the financial information referred to in Section 5(g) (including the footnotes thereto), any Schedule, Exhibit or certificate delivered pursuant to this Agreement or any document or statement in writing which has been supplied to Buyer or its representatives by or on behalf of the Shareholders, the Seller or any of their respective directors, officers or employees in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Shareholders that would have a Material Adverse Effect which has not been set forth in this Agreement, the financial statements referred to in Section 5(g) (including the footnotes thereto) or any Schedule, Exhibit or certificate delivered pursuant to this Agreement.

(t) Contracts. All material contracts of the Seller involving the use of, or otherwise relating to, the Assets are set forth on Schedule 5(t). Except as set forth on Schedule 5(t), each material contract of the Seller is in full force and effect and there exists no (i) default or event of default by the Seller or, to the knowledge of the Seller or the Shareholders, by any other party to any material contract of the Seller with respect to any material term or provision of any such contract or (ii) event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which would reasonably be expected to become a default or event of default by the Seller or, to the knowledge of the Seller or the Shareholders, any other party thereto, with respect to any material term or provision of any such contract. Seller has not violated any of the material terms or conditions of any contract or agreement and, to the knowledge of the Seller or the Shareholders all of the covenants to be performed by any other party thereto have been fully performed in all material respects. The Seller has delivered to Buyer true and complete copies, including all amendments, of each material contract involving the Assets.

(u) No Prepaid Expenses. Except as set forth on Schedule 5(u), Seller has received no deposits or prepaid expenses that are not fully earned as of the Closing Date.

6. Representations and Warranties of Buyer. As of the Closing Date, Buyer hereby represents and warrants to Seller and each Shareholder as follows:

(a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

(b) Execution and Effect of Agreement. Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Buyer’s obligations hereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions effected hereby will (i) violate or conflict with any provision of Buyer’s Certificate of Incorporation or By-Laws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which Buyer is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

(d) Buyer Shares. Buyer holds, and will be transferring good, valid and full title to the Buyer Shares free and clear of any and all liens, encumbrances and security interests, but subject to the escrow contemplated in Section 2(b).

(e) Capitalization.

(i) The authorized capital stock of Buyer consists of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which approximately 13,372,836 shares of common stock and no shares of preferred stock are outstanding on the Closing Date. There are no treasury shares held by Buyer.

(ii) All issued and outstanding shares of common stock are, and all of the Buyer Shares issuable pursuant to this Agreement when issued as provided herein will be, duly authorized, validly issued, fully paid and non-assessable.

(f) Litigation; Consents. Except as set forth on Schedule 6(f) hereto, there is no action, suit, litigation, administrative or arbitration proceeding or formal governmental inquiry or investigation pending or, to Buyer’s knowledge, threatened against Buyer which (i) seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the transactions contemplated hereby or (ii) materially affects the value of the Buyer Shares if the Buyer does not prevail. Buyer is not in violation of any term of any judgment, decree, injunction or order entered by any court or governmental authority and outstanding against it which would materially adversely affect the value of the Buyer Shares. Except as set forth on Schedule 6(f) hereto, no consent, approval or authorization of or filing with any governmental authority or other third party on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby, except for such filings as may be necessary under state and federal securities laws.

(g) Listing. The Buyer’s common stock is listed on the Nasdaq Capital Market. Except as specified in its public filings with the SEC, the Buyer has not received notice from Nasdaq to the effect that the Buyer is not in compliance with the listing or maintenance requirements thereof.

7. Covenants.

(a) Public Announcements. Neither the Seller nor any Shareholder shall, nor shall any of their respective affiliates, without the approval of the Buyer, issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated by this Agreement, provided that Seller or any Shareholder may, after the Closing Date, notify their customers, accountants, attorneys, and any other persons or entities in the ordinary course of business.

(b) Notification of Certain Matters, Further Assurances. Seller and the Shareholders shall give prompt notice to Buyer of any of the following which occurs, or of which any of them becomes aware, following the date hereof: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default under any material contract as to cause a Material Adverse Effect; (ii) the occurrence or existence of any fact, circumstance or event which would result in (A) any representation or warranty made by Seller or a Shareholder in this Agreement or in any Schedule, Exhibit or certificate delivered herewith, to be materially untrue or inaccurate or (B) the failure of any condition precedent to either party’s obligations; and (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. The Seller and the Shareholders shall use commercially reasonably efforts to obtain any consents, execute any documents and take such other actions as may reasonably be necessary to fulfill the objectives of this Agreement. Buyer shall give prompt notice to Seller and the Shareholders of any of the following which occurs, or of which it becomes aware, following the date hereof: (1) the occurrence or existence of any fact, circumstance or event which would result in (A) any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered herewith, to be materially untrue or inaccurate or (B) the failure of any condition precedent to either party’s obligations; and (2) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

(c) Registration. (i) As soon as commercially practicable, but no later than the date that is sixty (60) days following the Closing Date, and subject in either event to each Shareholder providing all required information in connection with the below described registration a reasonable amount of time prior to such date, Buyer at its expense shall (a) prepare and file with the SEC a registration statement on Form S-3 with respect to the Buyer Shares issued hereunder (the “Registration Statement”) and (b) use commercially reasonable efforts (1) to cause the Registration Statement to become effective thereafter, and (2) to maintain the effectiveness of the Registration Statement until the earlier of (x) the Shareholders’ disposition of all such registered shares or (y) the Shareholders being able to dispose of all such registered shares pursuant to Rule 144(k) of the Securities Act. If (i) in the good faith judgment of the Board of Directors of Buyer, the filing of a Registration Statement covering such Buyer Shares would be detrimental to Buyer and the Board of Directors of Buyer concludes, as a result, that it is in the best interests of Buyer to defer the filing of such Registration Statement at such time, and (ii) Buyer shall furnish to the Shareholders a certificate signed by an executive officer of Buyer stating that in the good faith judgment of the Board of Directors of Buyer, it would be detrimental to Buyer for such Registration Statement to be filed in the near future and that it is, therefore, in the best interests of Buyer to defer the filing of such Registration Statement, then Buyer shall have the right to defer such filing, provided that Buyer shall not defer its obligation in this manner for more than thirty (30) days. Buyer shall bear all expenses incurred in connection with the registration and qualification of the shares registered pursuant to this Section 7(c), and the Shareholders shall pay all fees and expenses of their own counsel. Each Shareholder shall reasonably cooperate with Buyer in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to Buyer such information relating to such Shareholder and such further and supplemental information as may be necessary or as may be reasonably requested by Buyer for use in the Registration Statement and any amendments or supplements thereto. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC regarding the Registration Statement or any amendment or supplement thereto, and Buyer will advise the Shareholders after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Buyer Shares for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose.

(ii) To the extent permitted by applicable law, Buyer will indemnify each Shareholder with respect to any registration effected pursuant to this Section 7(c) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) made in such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation thereunder applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration, and will reimburse each of the Shareholders for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to Buyer by Seller or any Shareholder.

(iii) To the extent permitted by applicable law, the Seller and the Shareholders, jointly and severally (but as among the Shareholders severally on a pro rata basis based upon the number of Buyer Shares set forth opposite the name each Shareholder on Exhibit E hereto), will indemnify Buyer, each of its directors and officers, agents, representatives and affiliates and each person who controls Buyer within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact provided by Seller or a Shareholder and contained in the Registration Statement, or any omission (or alleged omission) by Seller or a Shareholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, in reliance upon and in conformity with written information furnished to Buyer by Seller or any Shareholder and stated to be specifically for use therein; provided, however, that (a) the total indemnity obligations, cumulatively, of the Seller and each of the Shareholders under this Section 7(c) shall be limited to an amount equal to the net proceeds to Seller and such Shareholders of securities sold as contemplated in this Section 7(c).

(iv) Each party entitled to indemnification under this Section 7(c) (the “Section 7(c) Indemnified Party”) shall give notice to the party required to provide indemnification (the “Section 7(c) Indemnifying Party”) promptly after such Section 7(c) Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Section 7(c) Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Section 7(c) Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Section 7(c) Indemnified Party (whose approval shall not unreasonably be withheld) and the Section 7(c) Indemnified Party may participate in such defense at the Section 7(c) Indemnified Party’s expense (unless the Section 7(c) Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Section 7(c) Indemnifying Party and the Section 7(c) Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Section 7(c) Indemnifying Party), and provided further that the failure of any Section 7(c) Indemnified Party to give notice as provided herein shall not relieve the Section 7(c) Indemnifying Party of its obligations hereunder except to the extent that the Section 7(c) Indemnifying Party is materially prejudiced thereby. No Section 7(c) Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Section 7(c) Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Section 7(c) Indemnified Party of a release from all liability in respect to such claim or litigation. Each Section 7(c) Indemnified Party shall furnish such information regarding itself or the claim in question as a Section 7(c) Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(v) If the indemnification provided for in this Section 7(c) is held by a court of competent jurisdiction to be unavailable to a Section 7(c) Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Section 7(c) Indemnifying Party, in lieu of indemnifying such Section 7(c) Indemnified Party hereunder, shall contribute to the amount paid or payable to such Section 7(c) Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Section 7(c) Indemnifying Party on the one hand and of the Section 7(c) Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Section 7(c) Indemnifying Party and of the Section 7(c) Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Section 7(c) Indemnifying Party or by the Section 7(c) Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of the Seller and each of the Shareholders hereunder shall be limited to an amount, cumulatively, equal to the net proceeds to the Seller and such Shareholders of securities sold as contemplated in this Section 7(c).

(vi) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, Buyer may delay the disclosure of material non-public information concerning Buyer, by suspending the use of any prospectus, offering circular or other document (including any related registration statement, notification or the like) prepared in connection with any registration to be effected pursuant to this Section 7(c) containing such information, the disclosure of which at the time is not, in the good faith opinion of Buyer, in the best interests of Buyer (an “Allowed Delay”); provided, that Buyer shall promptly (a) notify the Shareholders in writing of the existence of (but in no event, without the prior written consent of the Shareholders, shall Buyer disclose to such Shareholders any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Shareholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(vii) During the period when copies of the Registration Statement prospectus are required to be delivered under the Securities Act or the Exchange Act, Buyer shall file all documents required to be filed with the SEC pursuant to Section 13, 14, or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(viii) Until the earlier of (i) the date on which the Buyer Shares may be resold by the Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Buyer Shares issued hereunder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, Buyer shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act.

(d) Buyer shall file documents required of the Buyer for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

8. Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated hereby on the Closing Date is, unless waived in writing by Buyer, subject to the satisfaction of the following conditions:

(a) Each of the representations and warranties of Seller and each Shareholder contained in Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

(b) Seller shall have obtained all required consents to the transactions contemplated hereby, and shall have arranged for the release on or prior to the Closing Date of all Liens which encumber any of the Assets.

(c) Since December 31, 2005, no event shall have occurred which has resulted in or is reasonably likely to result in a Material Adverse Effect.

(d) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any governmental or regulatory body. No litigation shall be pending which if adversely determined could have a Material Adverse Effect or adversely impact Buyer as the owner of the Assets.

(e) Buyer shall have received each of the certificates, documents, agreements and other instruments set forth in Section 10(c) hereof.

(f) Buyer shall be satisfied with the results of its due diligence investigation of the Seller, the Assets and the Business.

9. Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is, at the option of Seller, subject to the satisfaction of the following conditions:

(a) Each of the representations and warranties of Buyer contained in Section 6 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

(b) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any governmental or regulatory body.

(c) Seller shall have received each of the certificates, documents, agreements and other instruments set forth in Section 10(d) hereof

(d) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(e) Seller and the Shareholders shall be satisfied with the results of their due diligence investigation of the Buyer.

10. The Closing.

(a) The Closing of the sale of the Assets pursuant to this Agreement (herein referred to as the “Closing”) shall take place at the offices of White & Case, LLP, San Francisco, CA 94111 on the date hereof.

(b) All corporate actions and proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel. All corporate actions and proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All corporate actions and proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(c) At the Closing, Seller shall deliver to Buyer the following:

(i) Such bills of sale, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance to vest in Buyer good, valid and marketable title to the Assets, free and clear of all Liens, in accordance herewith;

(ii) Recent certificates of good standing for Seller issued by the Secretary of State of California and the Franchise Tax Board;

(iii) An incumbency and specimen signature certificate, in a form provided by the Buyer, dated the Closing Date, from Seller with respect to the officers of Seller executing this Agreement and any other document delivered hereunder by or on behalf of Seller;

(iv) A certificate of Seller, in a form provided by the Buyer, dated the Closing Date, signed by an authorized executive officer of Seller, certifying as to the matters set forth in Sections 8(a), 8(b), 8(c), and 8(d) hereof;

(v) A copy of the resolutions adopted by the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Seller, as of the Closing Date;

(vi) All required consents to the transactions contemplated hereby and releases for all Liens which encumber the Assets;

(vii) Employment Agreements, in a form provided by the Buyer, executed by Kenneth S. Forbes, III, and William Davidheiser as set forth in Exhibit F-1 and Exhibit F-2, respectively, hereto; and

(viii) Such other documents and instruments as may be reasonably requested by Buyer or its counsel to effectuate the terms of this Agreement.

(d) At the Closing, Buyer shall deliver to Seller the following:

(i) A recent certificate of good standing for Buyer issued by the Secretary of State of Delaware;

(ii) An incumbency and specimen signature certificate, dated the Closing Date, from Buyer with respect to the officers or other authorized persons of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

(iii) A certificate of Buyer, dated the Closing Date, signed by an executive officer or other authorized person of Buyer, certifying as to the matters set forth in Sections 9(a), 9(b), and 9(d) hereof;

(iv) Employment Agreements for Kenneth S. Forbes, III, and William Davidheiser as set forth in Exhibit F-1 and Exhibit F-2, respectively, hereto executed by the Buyer; and

(v) Such other documents and instruments as may be reasonably requested by Seller or its counsel to effectuate the terms of this Agreement.

11. Further Assurances. Seller, the Shareholders, and Buyer shall, whenever and as often as reasonably requested to do so by the other, do, execute, acknowledge and deliver any and all such other and further acts, assignments and transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Buyer, and all other transactions, contemplated hereby.

12. Labor and Employment Matters.

(a) On and after the Closing Date, all hiring and staffing decisions in connection with the use of the Assets purchased by Buyer shall be within Buyer’s sole and exclusive discretion and control. Those employees of Seller to whom Buyer shall not offer employment or who decline the employment offer of Buyer shall remain in the employ of Seller, or, at Seller’s option, may be terminated by Seller in accordance with its personnel policies and at its expense. Seller agrees that to the extent the foregoing triggers any notice obligations under the Worker Adjustment and Retraining Notification Act (WARN), Seller shall be responsible for providing, and shall be liable to any persons or entities who do not receive, any required notices. Employees of Seller who become employees of Buyer by accepting Buyer’s offer of employment shall be subject to all rules, regulations, requirements and policies applicable to new hires of Buyer.

Buyer shall not assume any employment contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Seller and any of Seller’s employees. Nor shall Buyer assume any obligations arising out of any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Seller, whether or not covered or excluded from coverage under ERISA. Seller shall be solely responsible for complying with all of its obligations, if any, to its employees, including compliance with the provisions of ERISA, the Multi-Employer Pension Plan Amendments Act of 1980 (MPPAA), and WARN.

13. Survival of Representations and Warranties. Each of the representations and warranties contained herein shall survive the Closing and remain in full force and effect for a period of twelve (12) months following the Closing Date, except that the representations and warranties contained in Sections 5(a), 5(b), 5(d) and 5(k) and Sections 6(a), 6(b), and 6(d) hereof shall survive indefinitely.

14. Indemnification.

(a) Subject to the limitations set forth in Section 14(b), the Seller and each Shareholder, jointly and severally, agree to indemnify and hold Buyer and its affiliates and their respective parents, stockholders, officers, directors, employees, agents, successors and assigns (each a “Buyer Indemnitee”), harmless from and against any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), suffered, incurred or paid, directly or indirectly, through application of the Seller’s or Buyer’s assets or otherwise, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by the Seller or any Shareholder in this Agreement (whether or not contained in Section 5) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all material respects as of the Closing Date; (ii) any breach by the Seller or any Shareholder of any of its covenants or agreements contained herein; (iii) any Seller Expenses not paid by the Seller or any Shareholder and paid by the Buyer; (iv) any claim by any Shareholder or on behalf of any Shareholder in connection with any actions of the Representative taken in accordance with the terms of this Agreement, including any claim that any act of or decision not to act by the Representative taken in accordance with the terms of this Agreement does not bind such Shareholder to the indemnification obligations set forth in this Agreement or (v) the Seller’s or any Shareholder’s bad faith, willful misconduct or gross negligence in respect of the Escrow Fund, the Escrow Agent, or the Escrow Agreement.

(b) The obligations to indemnify and hold harmless pursuant to Section 14(a) shall be limited to the aggregate amount of the Escrow Fund, provided, however, that the obligations to indemnify and hold harmless pursuant to Section 14(a) may exceed the aggregate amount of the Escrow Fund with respect to any Losses in excess of $5,000 resulting from any material inaccuracy in or breach of the representations or warranties contained in Sections 5(a), (b), (d) or (k) hereof. No person shall be entitled to recovery for Losses pursuant to Section 14(a) until the total amount of Losses exceeds $5,000 (the “Basket Amount”); provided, that to the extent the amount of Losses exceeds the Basket Amount, the Indemnified Party shall be entitled to recover the Basket Amount as well as the amount of Losses in excess of the Basket Amount.

(c) Subject to the limitations set forth in Section 14(d), the Buyer agrees to indemnify and hold the Seller and each Shareholder and their respective stockholders, officers, directors, employees, agents, successors, heirs and assigns (each a “Seller Indemnitee”), harmless from and against any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), suffered, incurred or paid, directly or indirectly, through application of the Seller’s or Buyer’s assets or otherwise, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by the Buyer in this Agreement (whether or not contained in Section 6) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all material respects as of the Closing Date; (ii) any breach by the Buyer of any of its covenants or agreements contained herein; or (iii) the Buyer’s bad faith, willful misconduct or gross negligence in respect of the Escrow Fund, the Escrow Agent, or the Escrow Agreement.

(d) The obligations to indemnify and hold harmless pursuant to Section 14(c) shall be limited to $200,000, provided, however, that the obligations to indemnify and hold harmless pursuant to Section 14(c) may exceed $200,000 with respect to any Losses resulting from any material inaccuracy in or breach of the representations or warranties contained in Sections 6(a), 6(b), and 6(d) hereof. No person shall be entitled to recovery for Losses pursuant to Section 14(c) until the total amount of Losses exceeds $5,000 (the “Basket Amount”); provided, that to the extent the amount of Losses exceeds the Basket Amount, the Indemnified Party shall be entitled to recover the Basket Amount as well as the amount of Losses in excess of the Basket Amount. Any payment to be made in satisfaction of the Buyer’s indemnification obligations under Section 14(c) shall be made in cash or such other means as may then be agreed to among Buyer and the applicable Seller Indemnitee.

(e) Except with respect to matters as to which injunctive relief is being sought, and to the extent of such relief, and other than with respect to registration rights, the indemnification with respect to which is dealt with in Section 7(c), and other than for actions under United States securities laws, the rights set forth in this Section 14 (as supplemented by Section 15 and Section 16 hereof) shall provide the sole and exclusive remedy for any and all Losses with respect to any inaccuracy in or breach of the representations or warranties or breach or nonperformance of any of the covenants or agreements made by any party in or pursuant to this Agreement; provided, however, that nothing herein shall prevent any party hereto from bringing an action based upon allegations of fraud or other intentional breach of this Agreement.

15. Indemnification Procedure.

(a) Within a reasonable period of time after the incurrence of any Losses by any person entitled to indemnification pursuant to Section 14 hereof (an “Indemnified Party”), including in respect of any claim by a third party described in Section 16, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) a certificate in the form of Exhibit G (the “Loss Certificate”), which Loss Certificate shall:

(1) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

(2) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder; and

(3) notify the Indemnifying Party that if the Indemnifying Party in good faith objects to the Loss Certificate or any portion of the Loss Certificate, the Indemnifying Party must so notify the Indemnified Party within thirty (30) days or the claim described in the Loss Certificate shall be deemed to be an Agreed Claim that the Indemnifying Party shall be required to pay under this Agreement.

The Indemnified Party shall deliver a copy of the Loss Certificate to the Escrow Agent while the Escrow Fund remains in effect and available to satisfy claims for Losses pursuant to the indemnification provided for in Section 14.

(b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Loss Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Loss Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying

Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant’s fees or expenses by the other party.

(c) Claims for Losses specified in any Loss Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Loss Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 15(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 15(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 16, are hereinafter referred to, collectively, as “Agreed Claims.” Within ten (10) days of the determination of the amount of any Agreed Claims, the Agreed Claim shall be paid from the Escrow Fund pursuant to the Escrow Agreement and subject to Section 14 above, in the case of the indemnification obligations of the Seller and the Shareholders, and as set forth in Section 14(d) above in the case of the indemnification obligations of the Buyer. Except as provided otherwise in Section 14, in the event there are not sufficient Buyer Shares in the Escrow Fund to pay the Seller’s and each Shareholder’s indemnification obligations of the Agreed Claim in full, the Indemnifying Party shall within ten (10) calendar days pay to the Indemnified Party an amount equal to the amount of the Agreed Claim not paid via Buyer Shares from the Escrow Fund, by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

(d) All claims made against and paid out of the Escrow Fund to Buyer Indemnitees shall be made and paid in accordance herewith and with the terms of the Escrow Agreement.

16. Third Party Claims. If a claim by a third party is made against any Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto under Section 14, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom; provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Agreement and does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

17. Notices. Any notices or communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered, telecopied or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, addressed as follows or to such other address as any party shall have specified in conformity with the foregoing:

(a) If to Buyer, to:

Rainmaker Systems, Inc.

900 East Hamilton Avenue, Suite 400

Campbell, California 95008

Attention: Steve Valenzuela

Telecopy No.: (408) 369-0910

with a copy to:

White & Case LLP

4 Embarcadero Center, 24th Fl.

San Francisco, California 94111

Attention: David Dedyo

Telecopy No.: (415) 544-0202

(b) If to Seller, the Representative or the Shareholders, to:

Business Telemetry, Inc.

26895 Aliso Creek Road, Suite B137

Aliso Viejo, CA 92656

Attention: Kenneth S. Forbes, III

Telecopy No.: (800) 658-7614

18. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, including that certain letter agreement, dated April 24, 2006, between Seller and Buyer. This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

19. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void, except that Buyer may without such consent assign this Agreement or any of its rights or obligations hereunder to one or more affiliates of Buyer.

20. Section Headings. The Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.

22. Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby. Any and all conveyance, deed, excise, stamp, sales, use, recording, transfer or similar taxes or fees with respect to the sale of the Assets hereunder shall be paid by Seller.

23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

24. Counterparts. This Agreement may be executed in one or more counterparts, confirmed by facsimile signatures transmitted by telephone or PDF formatted signatures transmitted by electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Representative of the Shareholders; Power of Attorney.

(a) The Representative is hereby appointed by each Shareholder as agent and attorney-in-fact for each Shareholder, for and on behalf of such Shareholder, to give and receive notices and communications, to authorize delivery to Buyer of funds from the Escrow Fund in satisfaction of claims by Buyer or any other Buyer Indemnitee, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. The Representative shall furnish on behalf of the Shareholders such certificates and other documents as may from time to time be requested by the Escrow Agent. The Representative may be changed by the Shareholders from time to time upon not less than fifteen (15) days’ prior written notice to Buyer and the Escrow Agent, or such shorter period as shall be acceptable to Buyer and the Escrow Agent in their reasonable discretion; provided that the Representative may not be changed or removed unless Shareholders entitled to an aggregate of two-thirds interest of the Escrow Fund agree to such removal and to the identity of a substituted Representative. Any vacancy in the position of Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Representative, and the Representative shall not receive compensation for its services. Notices or communications to or from the Representative shall constitute notice to or from each of the Shareholders, and the Representative is hereby authorized by the Shareholders to give and receive notices and other communications under this Agreement on behalf of each Shareholder (including, without limitation, for purposes of Sections 15 and 16).

(b) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall jointly and severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

(c) In order to induce the Representative to act in such capacity, the Representative:

(1) shall not be under any duty to give greater consideration to the interest of any Shareholder or Shareholders than to that of any other Shareholder or Shareholders;

(2) may act in reliance upon any statement (oral or written), instrument or signature believed by the Representative to be genuine and may assume that any such statement, instrument or signature purportedly given by any Shareholder in connection with this Agreement has been given by such Shareholder;

(3) shall not be liable to the Shareholders for any mistake of fact or error in judgment or for any acts of omission of any kind unless by the Representative’s own gross negligence, bad faith or willful misconduct;

(4) shall not be required to make any representation as to the validity, value or genuineness of any document or instrument held by the Representative or delivered by the Representative;

(5) shall not be obligated to risk its own funds in the course of performing as Representative; and

(6) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any other agreement to which the Representative is a party and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Representative.

26. Actions of the Representative. A decision, act, consent or instruction of the Representative under or in connection with this Agreement shall constitute a decision of all the Shareholders and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first written above.

RAINMAKER SYSTEMS, INC.

By	/s/ Steve Valenzuela
Name:	Steve Valenzuela
Title:	Chief Financial Officer

BUSINESS TELEMETRY, INC.

By	/s/ Kenneth S. Forbes, III
Name:	Kenneth S. Forbes, III
Title:

REPRESENTATIVE

/s/ Kenneth S. Forbes, III
Kenneth S. Forbes, III, as Representative

Signature Page 1 to Asset Purchase Agreement

THE SHAREHOLDERS

/s/ Kenneth S. Forbes, III
Kenneth S. Forbes, III

/s/ William Davidheiser
William Davidheiser

Signature Page 2 to Asset Purchase Agreement

EXHIBIT A

Assets

Section 1(a) : the Metrics Portal software is more fully described in Schedule 5(q)

Section 1(b) : the customer contracts are listed in Schedule 5(t)

A-1

EXHIBIT B

Excluded Assets

1.	equipment and supplies, including without limitation phones, computers and computer servers, and software not part of the “Metrics Portal”

2.	accounts receivable invoiced no later than the Closing Date

3.	bank accounts, and any and all monies, funds, amounts therein

4.	name and brand of “Business Telemetry, Inc.”

5.	name, brand and domain name (i.e., universal resource locator) of “Metrics Corp” and “Metrics Corporation”

EXHIBIT C

Escrow Agreement

EXHIBIT D

Insider Trading Policy

EXHIBIT E

Name	Number of Buyer Shares
Kenneth S. Forbes, III	15,848
William Davidheiser	15,848

EXHIBIT F

Employment Agreements

EXHIBIT G

Form of Loss Certificate

[Indemnifying Party]

Re:	Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of , 2006 by and among Rainmaker Systems, Inc., [ ], The Shareholders Identified on the signature pages thereof, and Business Telemetry, Inc.

To Whom It May Concern:

The undersigned incurred a Loss (as defined in the Asset Purchase Agreement) on              [insert date, must be within a reasonable period of time of delivery of certificate] that is entitled to indemnification pursuant to Section 14 of the Asset Purchase Agreement. Pursuant to Section 15 of the Asset Purchase Agreement, the undersigned hereby certifies:

(i) it has paid or properly accrued Losses [or] [anticipates that it will incur liability for Losses for which it is entitled to indemnification pursuant to the Asset Purchase Agreement] in the amount of             ;

(ii) [specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which the Indemnified Party claims to be entitled hereunder]; and

(iii) You are hereby notified that if you in good faith object to this Loss Certificate or any portion hereof, you must notify the undersigned within thirty (30) days or the claim described in this Loss Certificate shall be deemed to be an Agreed Claim (as defined in the Asset Purchase Agreement) that you shall be required to pay under the Asset Purchase Agreement.

The foregoing certifications are made and delivered this      day of                 , 200  , pursuant to the provisions of the Asset Purchase Agreement.

[Indemnified Party]

By:
Title:

G-1